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                                                                     EXHIBIT 4.4

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

      NUMBER                                                      SHARES

                       U.S. DIGITAL COMMUNICATIONS, INC.

AUTHORIZED TO ISSUE 50,000,000 COMMON SHARES, 10,000,000 PREFERRED SHARES, AND
                        4,000 SERIES C PREFERRED SHARES

                           PAR VALUE $.01 PER SHARE

                           SERIES C PREFERRED STOCK

This certifies that                                is the registered holder of
                    ------------------------------
                                 Shares of the capital stock of the above named
--------------------------------
corporation, fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this               day of               A.D. 19
             -------------        -------------        --

  ----------------------------------       ----------------------------------
              SECRETARY                                 PRESIDENT
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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   -as tenants in common         UNIF GIFT MIN ACT-......Custodian.......
                                                          (Cust)         (Minor)
TEN ENT   -as tenants by the entireties            under Uniform Gifts to Minors

JT TEN    -as joint tenants with right of
          survivorship and not as tenants            Act........................
          in common                                             (State)

    Additional abbreviations may also be used though not in the above list.


     For Value Received, _______ hereby sell, assign and transfer unto _________
________________________________________________________________________________
_________________________________________________________________________ Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________________________________________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
     Dated: _______________________ 19 ___
            In presence of
                                          ______________________________________
_________________________________________


                   NOTICE  THE SIGNATURE OF THIS ASSIGNMENT
               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
             FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER